EXHIBIT 10.1
EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”), dated as of August 5, 2024, is made by and between Remark Holdings, Inc., a Delaware corporation (the “Company”), and Mudrick Capital Management, L.P., on behalf of itself and the holders (each entity listed on Schedule 1 hereto) of the Original Notes (as defined below) (collectively, the “Holder”).
WHEREAS, the Holder holds promissory notes of the Company in the aggregate principal amount of $16,307,175.50 (the “Original Notes”, and the aggregate principal amount the “Original Principal”); and
WHEREAS, the Original Notes have accrued interest in the aggregate amount of $3,673,462.12 that remains unpaid as of the date of this Agreement (the “Original Unpaid Accrued Interest”); and
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the Original Notes for secured convertible promissory debentures of the Company in the form attached hereto as Exhibit A in an aggregate principal amount equal to the sum of the Original Principal and the Original Unpaid Accrued Interest (the “Secured Convertible Debentures”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:
1.Terms of the Exchange. The Company and the Holder agree that the Holder will exchange the Original Notes held by the Holder and will relinquish any and all other rights it may have under the Original Notes in exchange for the Secured Convertible Debentures.
2.Closing.
(a)General. Upon consummation of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree. At closing, the Company shall deliver to the Holder the Secured Convertible Debentures. Upon closing, any and all obligations of the Company to Holder under the Original Notes shall be fully satisfied, the documents evidencing the Original Notes shall be cancelled and the Holder will have no remaining rights, powers, privileges, remedies or interests under the Original Notes.
(b)Conditions to Closing. The following shall be conditions precedent to the closing:
(i)the Holder shall have received an opinion from Company counsel reasonably satisfactory to the Holder;
(ii)the parties shall have executed this Agreement;
(iii)the fully executed Secured Convertible Debentures shall have been issued and delivered; and
(iv)the Holder shall have received a fully executed copy of the Guaranty and Security Agreement dated as of the date hereof by and among the Issuer, the Guarantors party thereto, the Holder and Argent Institutional Trust Company, as collateral agent for the benefit of the Holder.
3.Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
4.Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:
(a)Authorization; Enforcement. The Holder has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Holder owns good and marketable title to the Original Notes, free and clear of any liens or encumbrances and the Original Notes have not been pledged to any third party. The Holder has not entered into any agreement or understanding with any person or entity to dispose of the Original Notes. The exchange by the Holder and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Holder or the Company. No proceedings relating to the Original Notes are pending or, to the knowledge of the Holder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Holder’s right and ability to surrender and exchange the Original Notes for the Secured Convertible Debentures.
(b)Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relied solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(c)Information Regarding Holder. The Holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act and is not subject to any “bad actor” disqualification event in Rule 506(d)(1)(i)-(viii) of the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Holder has the authority and is duly and legally qualified to purchase and hold the Secured Convertible Debentures. The Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder is acquiring the Secured Convertible Debentures for such Holder’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof.
(d)Legend. The Holder understands that the Secured Convertible Debentures will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Secured Convertible Debentures and any shares of the Company’s common stock (the “Shares”) issuable upon conversion thereof shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, A “NO-ACTION” LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

(e)Removal of Legends. Certificates evidencing the Shares shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such securities is effective under the Securities Act, (ii) following any sale of such shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such shares are eligible to be sold, assigned or transferred under Rule 144 and the Holder is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such shares are eligible for sale, assignment or transfer under Rule 144 which shall include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the shares may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission).
(f)Restricted Securities. The Holder understands that: (i) the Secured Convertible Debentures and the Shares (the “Securities”) have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder, (2) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (3) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined herein) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder.
(g)No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clause (i) or (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
(h)Information. The Holder and the Holder’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and exchange for the Shares which have been requested by the Holder. The Holder and the Holder’s advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder understands that such Holder’s investment in the Shares involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Secured Convertible Debentures.
5.Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations, warranties and covenants to the Holder:
(a)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement and the Secured Convertible Debentures and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company or the Company’s stockholders in connection therewith, including, without limitation, the issuance of the Secured Convertible Debentures. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents.
(c)No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Secured Convertible Debentures) will not (i) result in a violation of the Company’s certificate of incorporation or other organizational documents of the Company, any capital stock of the Company or bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.
(d)No Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.
(e)Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Secured Convertible Debentures is exempt from registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) thereof.
(f)Issuance of the Secured Convertible Debentures. The issuance of the Secured Convertible Debentures is duly authorized by the Company and free from all taxes, liens, charges and other encumbrances imposed by the Company other than restrictions on transfer provided for therein, and the Shares, when issued in accordance with the terms of the Secured Convertible Debentures, will be duly and validly issued, fully paid and non-assessable, free from all taxes, liens, charges and other encumbrances imposed by the Company other than restrictions on transfer provided for in such documents.

(g)Shares of Common Stock. The Secured Convertible Debentures will be convertible into shares of the Company’s Common Stock (the “Conversion Shares”) and the Company has duly authorized and reserved a number of shares of Common Stock for issuance as the Conversion Shares and, when issued, the Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive or similar rights.
(h)Milbank Fees. The Company shall pay to Milbank LLP (“Milbank”) an amount equal to $116,732.81 (the “Milbank Fees”), which represents the unpaid fees and disbursements of Milbank incurred to the date hereof in connection with the Original Notes, the exchange of the Original Notes for the Secured Convertible Debentures and any related documentation. The Milbank Fees shall be earned upon delivery of each invoice to the Company and shall be due and payable to Milbank for its own account in immediately available funds in installments of the lesser of (i) $25,000 and (ii) the remaining unpaid balance of the Milbank Fees, on the first business day of each month beginning on September 2, 2024. Once paid, the Milbank Fees or any part thereof payable hereunder shall not be refundable under any circumstances, except as otherwise agreed in writing by the Company and Milbank. This Section 5(h) and the Company’s obligations to pay the Milbank Fees shall survive the termination of this Agreement and the payment in full of the Secured Convertible Debentures.
(i)Post-Closing Covenant. Within 60 days of the date of this Agreement (or such later date as the Holder may, in its sole discretion, agree to in writing), the Company shall have delivered to the Holder deposit account control agreements covering the operating accounts of the Company and each Guarantor that are maintained with East West Bank and City National Bank, such agreements to be in form and substance reasonably satisfactory to the Holder.
6.Release by Holder. In consideration of the foregoing, the Holder releases and discharges Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Original Notes. It being understood that this Section 6 shall be limited in all respects to only matters arising under or related to the Original Notes and shall under no circumstances constitute a release, waiver or discharge with respect to the Secured Convertible Debentures or any Exchange Documents or limit the Holder from taking action for matters with respect to the Secured Convertible Debentures or any Exchange Document or events that may arise in the future.
7.Miscellaneous.
(a)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
(b)Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(c)Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(d)Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.
(e)Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by email, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.
If to the Company, to:

Remark Holdings, Inc.
800 S. Commerce Street
Las Vegas, NV 89106
Attn: Kai-Shing Tao, Chief Executive Officer
Email:

If to the Holder, to:

Mudrick Capital Management, L.P.
527 Madison Ave, 6th Floor
New York, NY 10022
Attn: Glenn Springer

(f)Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

(g)Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

REMARK HOLDINGS, INC.
By:	/s/ Kai-Shing Tao
Kai-Shing Tao
Chief Executive Officer

MUDRICK CAPITAL MANAGEMENT, L.P.,
on behalf of its affiliated funds and managed accounts

By:	/s/ Glenn Springer
Glenn Springer
Chief Financial Officer
[Signature Page – Exchange Agreement]